Exhibit 99.2

ASTRO 2024

Targeting Provider Wellness

FOR EXCEPTIONAL PATIENT CARE

ASTRO 66TH ANNUAL MEETING

September 29 – October 2, 2024 • Walter E. Washington Convention Center, Washington, DC

IMMUNOCERV Phase II Trial Combining the HPV-specific T Cell Immunotherapy PDS0101 with Chemoradiation for Treatment of Locally Advanced Cervical Cancer

Adam J Grippin[1], Kyoko Yoshida-Court[1], Madison O'Hara[1], Olsi Gjyshi[2], Geena Mathew[1], Maliah Domingo[1], Lilie Lin[1], Anuja Jhingran[1], Melissa Joyner[1], Tatiana Cisneros Napravnik[1], Kathleen Schmeler[1], Michael Hernandez[1], Erica Lynn[1], Aaron Seo[1], Sage Copling[1], Lauren Colbert[1], Jagannadha K Sastry[1] and Ann Klopp[1]

[1]The University of Texas MD Anderson Cancer Center, [2]Department of Radiation Oncology, Saint Elizabeth Cancer Center, Edgewood, KY

 Disclosure  Employed by The University of Texas MD Anderson Cancer Center.  Inventor on a patent application related to cancer vaccines  This presentation discusses investigational use of PDS0101 in a clinical trial sponsored by PDS Biotechnology.

Rationale

- Although they express virus-associated antigens, there are currently no HPV-targeted therapies to treat HPV-related cancers.[1]
- PDS0101 is a novel, subcutaneously administered Type I interferon and CD8 T-cell activating immunotherapy containing peptide pools encoding HPV antigens E6/E7.[2]
- The IMMUNOCERV trial was designed to test the hypothesis that PDS0101 would be safe and effective in combination with standard of care chemoradiation for locally advanced HPV-related cervical cancer.

[1]Schwartz, JNCI, 1998; Gillison, JNCI, 2000; Burd, Clin Micro Rev, 2003
[2]Price, ASCO, 2023

@adam_grippin ASTRO 66TH ANNUAL MEETING | September 29 – October 2, 2024 #ASTRO24

Trial Design  Primary Endpoint:   Clinically significant grade ≥3 acute toxicities from first vaccine injection up to 30 days following completion of chemoradiation (Day -10 to day 80)  Prespecified secondary endpoints:  Complete metabolic response (CMR) on Day 170 PET CT (± 14 days)  ≥90% gross tumor volume reduction (GTVR) on Day 35 MRI (± 5 days)  Progression-free survival (PFS)  Overall survival (OS) at 12 and 18 months

 Patient Enrollment and Demographics  n (%)  Age, median (range), years  Age, median (range), years  40 (26-79)  Ethnicity  Native Hawaiian or Other Pacific Islander  1 (5.8)  White or Caucasian  11 (64)  Other  1 (5.8)  Patient Refused  1 (5.8)  Black or African American  2 (11)  Clinical Stage  IB3  1 (5.8)  IIB  4 (23.5)  IIIC1  9 (52.9)  IIIC2  1 (5.8)  IVA  2 (11.7)  HPV Serotype  16  9 (52.9)  18  4 (23.5)  59  1 (5.8)  45  2 (11.7)  Negative  1 (5.8)  *Trial was closed early due to a change in the standard of care. Median follow up at time of analysis was 575 days.   n (%)  Highest Positive Clinical Node  Internal Iliac  3 (18)  External Iliac  9 (53)  Common Iliac  2 (12)  Para-aortic  2 (12)  Inguinal  1 (6)  Tumor Diameter (cm), median (Range)  6 (2.2-9.8)  Tumor Size (cm3), median (Range)  56.5 (4.5-251)

 PDS0101 was well-tolerated  Acute grade 3+ adverse events occurred in eight patients (47%), approximating the expected rate of Grade 3+ adverse events among patients receiving chemoradiation and brachytherapy boost of 46% (Rose, NEJM 1999; Rose, JCO 2007; Keys, NEJM 1999; Morris, JCO 1999; Eifel, JCO 2004).   Adverse events likely related to PDS0101 injection included injection site reaction (n=12, 71%), Grade 3 urticarial allergic reaction (n=1, 5.8%) and Grade 2 pain (n=1, 5.8%).   Grade 3+ Adverse Event  Frequency, n (%)  Nausea  2 (12%)  Vomiting  2 (12%)  Hydronephrosis  2 (12%)  Urinary tract infection  1 (6%)  Diarrhea  1 (6%)  Thromboembolic event  1 (6%)  Vaginal hemorrhage  1 (6%)  Renal insufficiency  1 (6%)  Hematuria  1 (6%)  Urticaria  1 (6%)

 Complete metabolic response* at 4 months**  GTV Reduction at Day 35 MRI  Radiographic Response  *Maximum SUV<4 on PET.  ** CMR ultimately achieved in 15/17 (88%) patients

 Patients in this high-risk cohort demonstrated promising survival outcomes  36 month OS = 84.4%  36 month PFS = 74.9%  *Both deaths occurred in patients with Stage IVA disease. One death was related to disease and the other was caused by cardiac arrest in a disease-free patient.

 Receipt of all five planned doses of PDS0101 was associated with improved PFS

 >75% volume reduction at Day 35 MRI was associated with improved PFS

 Conclusions  In this final report of the IMMUNOCERV clinical trial, PDS0101 was safe and well-tolerated, and receipt of all prescribed doses of PDS0101 was associated with improved PFS.   Further investigation of PDS0101 in cervical cancer in combination with pembrolizumab is warranted.

 Acknowledgements  MD Anderson Department of Radiation Oncology  Kyoko Yoshida-Court, PhD Kathleen Schmeler   Geena Mathew Erica Lynn   Maliah Domingo Aaron Seo, MD, PhD  Lilie Lin, MD, PhD Sage Copling  Anuja Jhingran, MD Lauren Colbert, MD  Melissa Joyner, MD Ann Klopp, MD  Tatiana Cisneros Napravnik  Saint Elizabeth Cancer Center Department of Radiation Oncology  Olsi Gjyshi, MD, PhD  MD Anderson Department of Immunology  Madison O’Hara, PhD  Jagannadha K Sastry, PhD  MD Anderson Department of Biostatistics  Michael Hernandez, PhD  MD Anderson/RICE University T32 in Cancer Nanotechnology  Gang Bao PhD Konstantin Sokolov PhD     This work was supported in whole or in part by:  PDS Biotechnologies  MD Anderson/RICE University T32 in Cancer Nanotechnology  Radiological Society of North America Resident Research Award